UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 1, 2019

WORTHINGTON INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-8399	31-1189815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Old Wilson Bridge Road, Columbus, Ohio 43085
(Address of Principal Executive Offices) (Zip Code)

(614) 438-3210
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	WOR	NYSE

Item 7.01. Regulation FD Disclosure.

          Worthington Industries, Inc. (“Worthington”) announced that effective May 1, 2019, Jeff Klinger has been named President of its Steel Processing business unit and Eric Smolenski has been named President of its Pressure Cylinders business unit. A news release announcing these appointments is included with this report as Exhibit 99.1.

          Effective May 1, 2019, Worthington’s Pressure Cylinders business unit acquired substantially all of the assets and business of Magna Industries Inc., a manufacturer of hand-held torches and certain tools used primarily in plumbing. The purchase price was approximately $13.5 million, subject to closing adjustments.

Item 9.01. Financial Statements and Exhibits.

          (a) through (c): Not applicable.

          (d) Exhibits:

The following exhibit is included with this Current Report on Form 8 K:

Exhibit No.	Description

99.1	News Release issued by Worthington Industries, Inc. on May 1, 2019 (“Worthington Announces New Presidents”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: May 1, 2019	By:	/s/ Dale T. Brinkman
Dale T. Brinkman
Senior Vice President-Administration, General Counsel & Secretary